     As filed with the Securities and Exchange Commission on August 30, 1999
                                                       REGISTRATION NO. 333-

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      ------------------------------------

                           RISK CAPITAL HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

        DELAWARE                                              06-1424716
   (State or other jurisdiction of                        (I.R.S. Employer
   incorporation or organization)                         Identification No.)

                                20 HORSENECK LANE
                          GREENWICH, CONNECTICUT 06830
                    (Address of Principal Executive Offices)
                      ------------------------------------

   RISK CAPITAL HOLDINGS, INC. 1999 LONG TERM INCENTIVE AND SHARE AWARD PLAN,
    RISK CAPITAL HOLDINGS, INC. 1995 LONG TERM INCENTIVE AND SHARE AWARD PLAN
                                       AND
          RISK CAPITAL HOLDINGS, INC. 1995 EMPLOYEE STOCK PURCHASE PLAN
                           (Full titles of the plans)


                              PETER A. APPEL, ESQ.
                MANAGING DIRECTOR, GENERAL COUNSEL AND SECRETARY
                           RISK CAPITAL HOLDINGS, INC.
                                20 HORSENECK LANE
                          GREENWICH, CONNECTICUT 06830
                     (Name and address of agent for service)

                                 (203) 862-4300
          (Telephone number, including area code, of agent for service)
                      ------------------------------------

                                    Copy to:
                               Immanuel Kohn, Esq.
                             Cahill Gordon & Reindel
                                 80 Pine Street
                            New York, New York 10005

                      ------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------------------------------------
                                                                         Proposed
                                                 Proposed                maximum
Title of                                         maximum                 aggregate              Amount of
securities to             Amounts to             offering price          offering               registration
be registered             be registered          per share *             price *                fee
--------------------------------------------------------------------------------------------------------------
Common Stock,
par value $0.01           900,000                $15.625                 $14,062,500.00         $3,910.00
per share                 shares
--------------------------------------------------------------------------------------------------------------


* Estimated solely for the purpose of calculating the registration fee, computed pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low sale prices of a share of common stock as reported on the Nasdaq National Market on August 23, 1999.
                           ---------------------------

This registration statement is also a post-effective amendment to Registration Statement No. 33-99974 relating to 1,820,000 shares of common stock, which shares are being carried forward in the reoffer prospectus being filed herewith. Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus filed together with this registration statement shall be deemed to be a combined prospectus which shall also relate to the Registrant's Registration Statement No. 33-99974 on Form S-8.

REOFFER PROSPECTUS

                           RISK CAPITAL HOLDINGS, INC.

                     COMMON STOCK, PAR VALUE $0.01 PER SHARE

                     900,000 shares issued or issuable under
 the Risk Capital Holdings, Inc. 1999 Long Term Incentive and Share Award Plan,
                    1,700,000 shares issued or issuable under the Risk Capital Holdings, Inc. 1995 Long Term Incentive and Share Award Plan
                      and 120,000 shares issued or issuable
     under the Risk Capital Holdings, Inc. 1995 Employee Stock Purchase Plan

         This prospectus relates to the offer and sale of shares of our common stock, par value $0.01 per share, which may be offered hereby from time to time by any or all of the selling stockholders named herein for their own benefit.

         All or a portion of the common stock offered hereby may be offered for sale, from time to time, through the Nasdaq National Market or otherwise, at prices and terms then obtainable. All brokers' commissions, concessions or discounts will be paid by the selling stockholders. We will not receive any of the proceeds from sales by selling stockholders.

         The selling stockholders and brokers through whom sales of the common stock are made may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"). In addition, any profits realized by the selling stockholders or such brokers on the sale of the common stock may be deemed to be underwriting commissions under the Securities Act.

         Our common stock is traded on the Nasdaq National Market under the symbol "RCHI". The last reported sale price of the common stock on the Nasdaq National Market on August 23, 1999 was $15.625 per share.

                         -------------------------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                        ---------------------------------

                 The date of this Prospectus is August 30, 1999

                                TABLE OF CONTENTS

                                                                                                               PAGE

Available Information.....................................................................................      3
The Company...............................................................................................      4
Use of Proceeds...........................................................................................      4
Selling Stockholders......................................................................................      4
Plan of Distribution......................................................................................      6
Incorporation of Certain Documents by Reference...........................................................      6
Legal Matters.............................................................................................      7
Experts...................................................................................................      7
Indemnification of Directors and Officers.................................................................      7


         No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell or to buy only the shares offered by this prospectus, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only to the date of this prospectus.

                              AVAILABLE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed with the SEC registration statements on Form S-8 to register the common stock offered by this prospectus. This prospectus, which forms part of the registration statements, does not contain all of the information included in the registration statements. For further information about us and the securities offered in this prospectus, you should refer to the registration statements and their exhibits.

         You may read and copy any document we file with the SEC at the SEC's Public Reference Room at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and may obtain copies of these documents at the SEC's offices in New York, New York and Chicago, Illinois, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. We file our SEC materials electronically with the SEC, so you can also review our filings by accessing the web site maintained by the SEC at http://www.sec.gov. This site contains reports, proxy information statements and other information regarding issuers that file electronically with the SEC.

                                   THE COMPANY

         Risk Capital Holdings, Inc. was incorporated in Delaware on March 20, 1995. Our executive offices are located at 20 Horseneck Lane, Greenwich, Connecticut 06830, (203) 862-4300.


                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the shares of common stock offered by this prospectus. All proceeds will be received by the selling stockholders.


                              SELLING STOCKHOLDERS

         Under our (i) 1999 Long Term Incentive and Share Award Plan (the "1999 Incentive Plan"), there are available 900,000 shares of the common stock for issuance to officers and directors of Risk Capital or its subsidiaries, (ii) 1995 Long Term Incentive and Share Award Plan (the "1995 Incentive Plan"), there are available 1,700,000 shares of the common stock for issuance to officers and directors of Risk Capital or its subsidiaries, and (iii) 1995 Employee Stock Purchase Plan (together with the 1999 and 1995 Incentive Plans, the "Plans"), there are available 120,000 shares of common stock for issuance to employees of Risk Capital or its subsidiaries. The shares of common stock to which this prospectus relates are being registered for reoffers and resales by selling stockholders who may acquire, or have acquired, such shares pursuant to the Plans. The selling stockholders named below may resell all, a portion, or none of the shares that they have acquired or may acquire pursuant to the Plans. As a result, no estimate can be given as to the amount of securities that will be held by the selling stockholders after completion of sale of the shares of common stock offered hereby.

         Participants under the Plans who are deemed our affiliates who acquire common stock under the Plans may be added to the selling stockholders listed below from time to time, either by means of post-effective amendment to the registration statements of which this prospectus forms a part or by use of a prospectus supplement filed pursuant to Rule 424 under the Securities Act. Non-affiliates who have not been named as selling stockholders in the prospectus and who hold less than the lesser of 1,000 shares or one percent (1%) of the shares of common stock issuable under the respective Plan may use this prospectus for reoffers and resales of common stock up to that amount without being named in this prospectus as a selling stockholder.

         The following table sets forth certain information concerning the selling stockholders as of August 30, 1999. Except as disclosed below, none of such selling stockholders has, or within the past three years has had, any position, office or other material relationship with us:

                                                                                            Maximum Number of
                                                                                            Shares Owned And/or
                                                                     Shares Owned           Subject to Outstanding
                                    Position With                    Prior to               Options Which May be
Name                                Company                          Offering               Offered Hereby (1)
----                                -------                          ---------              ------------------

Mark D. Mosca                       President, Chief Executive       452,288 (2)            417,388  (2)
                                      Officer and Director
Robert Clements                     Chairman, Director               302,528 (3)            105,625  (3)
Peter A. Appel                      Managing Director,               195,788 (4)            195,788  (4)
                                      General Counsel and
                                      Secretary
Paul J. Malvasio                    Managing Director, Chief         170,788 (5)            170,788  (5)
                                      Financial Officer and
                                      Treasurer
Michael P. Esposito, Jr.            Director                           5,800 (6)              1,800  (6)
Stephen Friedman                    Director                             800 (6)                800  (6)
Lewis L. Glucksman                  Director                           1,800 (6)              1,800  (6)
Ian R. Heap                         Director                           5,300 (6)              1,800  (6)
Thomas V. A. Kelsey                 Director                           4,550 (6)              1,550  (6)
Robert F. Works                     Director                             300 (6)                300  (6)
Philip L. Wroughton                 Director                           2,800 (6)              1,800  (6)


-------------------

(1) Represents the number of shares of common stock issued or issuable under the Plans to each selling stockholder. Does not constitute a commitment to sell any or all of the stated number of shares of common stock. The number of shares offered shall be determined from time to time by each selling stockholder at his or her discretion.

(2) Amounts include (i) 139,888 shares of common stock owned directly by Mr. Mosca (40,000 of such shares are subject to vesting) and (ii) 312,400 shares of common stock issuable upon the exercise of stock options (208,379 of such shares are issuable under options which are subject to vesting).

(3) Amounts include (i) 22,300 shares of common stock owned directly by Mr. Clements, (ii) Class A Warrants to purchase 80,000 shares of common stock, (iii) 105,625 shares of common stock issuable upon the exercise of stock options (93,505 of such shares are issuable under options which are subject to vesting) and (iv) 55,000 shares of common stock and Class A Warrants to purchase 39,603 shares of common stock beneficially owned by Taracay Investors, a general partnership ("Taracay"), the general partners of which consist of Mr. Clements and members of his family. Mr. Clements is the managing partner of Taracay. Does not include 150,000 shares of common stock issuable upon the exercise of Class B Warrants, which are not currently exercisable.

(4) Amounts include (i) 29,988 shares of common stock owned directly by Mr. Appel (10,000 of such shares are subject to vesting) and (ii) 165,800 shares of common stock issuable upon the exercise of stock options (127,299 of such shares are issuable under options which are subject to vesting).

(5) Amounts include (i) 29,988 shares of common stock owned directly by Mr. Malvasio (10,000 of such shares are subject to vesting) and (ii) 140,800 shares issuable upon the exercise of stock options (102,299 of such shares are issuable under options which are subject to vesting).

(6) Amounts include shares issuable upon the exercise of stock options. Certain of such options are subject to vesting.


                              PLAN OF DISTRIBUTION

         The selling stockholders may sell common stock through dealers, through agents or directly to one or more purchasers. The distribution of the shares of common stock may be effected from time to time in one or more transactions (which may involve crosses or block transactions):

                  (1) on any national stock exchanges on which the shares of common stock may be traded from time to time in transactions which may include special offerings, exchange distributions and/or secondary distributions pursuant to and in accordance with the rules of such exchanges,

                  (2)      in the over-the-counter market, or

                  (3) in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions.

         Any such transaction may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The selling stockholders may effect such transactions by selling shares of common stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or commissions from purchasers of shares of common stock for whom they may act as agent. The selling stockholders and any broker-dealers or agents that participate in the distribution of shares of common stock by them might be deemed to be underwriters, and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions, under the Securities Act.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" the information we file with them, which means we can disclose important information to you by referring you to those documents. The information included in the following documents is incorporated by reference and is considered to be a part of this prospectus. The most recent information that we file with the SEC automatically updates and supersedes more dated information. We have previously filed the following documents with the SEC and are incorporating them by reference into this prospectus:

                  (1) Our Annual Report on Form 10-K for the year ended December 31, 1998.

                  (2) Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999.

                  (3) The description of the common stock contained in our Registration Statement on Form 8-A filed on July 18, 1995 pursuant to
         Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         We are also incorporating into this prospectus all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates all shares of common stock offered have been sold, or that deregisters all shares of common stock then remaining unsold.

         We will provide without charge to each person, including any person having a control relationship with that person, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. If you would like to obtain this information from us, please direct your request, either in writing or by telephone, to:

                  Risk Capital Holdings, Inc.
                  20 Horseneck Lane
                  Greenwich, CT  06830
                  Attention:  Secretary
                  Telephone Number:  (203) 862-4300

                                  LEGAL MATTERS

         The validity of the common stock offered hereby will be passed upon for us by Cahill Gordon & Reindel (a partnership including a professional corporation), New York, New York.


                                     EXPERTS

         The consolidated financial statements and the related financial statement schedules incorporated herein by reference from our Annual Report on Form 10-K for the year ended December 31, 1998 have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Reference is made to Section 145 of the General Corporation Law of the State of Delaware (the "GCL"), which provides for indemnification of directors, officers and other employees in certain circumstances, and to Section 102(b)(7) of the GCL, which provides for the elimination or limitation of the personal liability for monetary damages of directors under certain circumstances. Article Eight of our Amended and Restated Certificate of Incorporation eliminates the personal liability for monetary damages of directors under certain circumstances and provides indemnification to our directors and officers to the fullest extent permitted by the GCL. Among other things, these provisions provide indemnification for officers and directors against liabilities for judgments in and settlements of lawsuits and other proceedings and for the advancement and payment of fees and expenses reasonably incurred by the director or officer in defense of any such lawsuit or proceeding. Article Seven of the Amended and Restated Bylaws provides indemnification to our employees to the fullest extent permitted by the GCL. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. We believe that the limitation of liability provisions in the Amended and Restated Certificate of Incorporation will facilitate our ability to continue to attract and retain qualified individuals to serve as our officers and directors.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


         Pursuant to the Note to Part I of Form S-8, the information required by
Part I is not required to be filed with the SEC.

         Risk Capital Holdings, Inc. will provide without charge to each person to whom a copy of a Section 10(a) prospectus hereunder is delivered, upon the oral or written request of such person, a copy of any document incorporated in this registration statement by reference, except exhibits to such documents. Requests for such information should be directed to Risk Capital, 20 Horseneck Lane, Greenwich, CT 06830, Attention: Secretary; telephone number: (203) 862-4300.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The documents listed below have been filed by us with the SEC and are incorporated herein by reference:

                  (a) Our Annual Report on Form 10-K for the year ended December 31, 1998.

                  (b) Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999.

                  (c) The description of our common stock, par value $0.01 per share, contained in our Registration Statement on Form 8-A filed on July 18, 1995 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

         Any statement contained in this registration statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES

         The class of securities offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Reference is made to Section 145 of the General Corporation Law of the State of Delaware (the "GCL"), which provides for indemnification of directors, officers and other employees in certain circumstances, and to Section 102(b)(7) of the GCL, which provides for the elimination or limitation of the personal liability for monetary damages of directors under certain circumstances. Article Eight of our Amended and Restated Certificate of Incorporation eliminates the personal liability for monetary damages of directors under certain circumstances and provides indemnification to our directors and officers to the fullest extent permitted by the GCL. Among other things, these provisions provide indemnification for officers and directors against liabilities for judgments in and settlements of lawsuits and other proceedings and for the advancement and payment of fees and expenses reasonably incurred by the director or officer in defense of any such lawsuit or proceeding. Article Seven of the Amended and Restated Bylaws provides indemnification to our employees to the fullest extent permitted by the GCL. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. We believe that the limitation of liability provisions in the Amended and Restated Certificate of Incorporation will facilitate our ability to continue to attract and retain qualified individuals to serve as our officers and directors.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         150,000 shares of common stock previously issued under our 1995 Long Term Incentive and Share Award Plan to participants listed as selling stockholders in the prospectus contained in this registration statement were awarded either in transactions not involving a sale or in reliance upon the exemption from the registration provisions of the Securities Act set forth in
Section 4(2) thereof.

ITEM 8.  EXHIBITS


EXHIBIT
NUMBER          DESCRIPTION

3.1             Amended and Restated Certificate of Incorporation of Risk Capital Holdings, Inc.(a)
3.2             Amended and Restated Bylaws of Risk Capital Holdings, Inc.(b)
4.1             Specimen Common Stock Certificate(a)
4.2.1           Class A Common Stock Purchase Warrants issued to Marsh & McLennan Risk Capital Holdings, Ltd. on
                September 19, 1995(b) and September 28, 1995(c)
4.2.2           Class A Common Stock Purchase Warrants issued to The Trident Partnership, L.P. on September 19,
                1995(b) and September 28, 1995(c)
4.2.3           Class A Common Stock Purchase Warrants issued to Taracay Investors on September 19, 1995(b) and
                September 28, 1995(c)
4.3             Class B Common Stock Purchase Warrants issued to Marsh & McLennan Risk Capital Holdings, Ltd. on
                September 19, 1995(b) and September 28, 1995(c)
5               Opinion of Cahill Gordon & Reindel regarding the legality of the securities
10.1            Risk Capital Holdings, Inc. 1999 Long Term Incentive and Share Award Plan(d)
10.2.1          Risk Capital Holdings, Inc. 1995 Long Term Incentive and Share Award Plan
                (the "1995 Stock Plan")(b)
10.2.2          First Amendment to the 1995 Stock Plan(c)
10.3            Risk Capital Holdings, Inc. 1995 Employee Stock Purchase Plan(e)
23.1            Consent of Cahill Gordon & Reindel (included in Exhibit 5)
23.2            Consent of PricewaterhouseCoopers LLP
24              Power of Attorney (included in signature pages)

------------------------

(a) Incorporated by reference to Amendment No. 3 to the Registration Statement of Risk Capital Holdings, Inc. on Form S-1 (No. 33-94184), as filed with the SEC on August 11, 1995.

(b) Incorporated by reference to the Annual Report on Form 10-K of Risk Capital Holdings, Inc. for the year ended December 31, 1995, as filed with the SEC on March 30, 1996.

(c) Incorporated by reference to the Annual Report on Form 10-K of Risk Capital Holdings, Inc. for the year ended December 31, 1996, as filed with the SEC on March 31, 1997.

(d) Incorporated by reference to the Proxy Statement of Risk Capital Holdings, Inc. relating to its annual meeting of stockholders held on May 11, 1999, as filed with the SEC on April 4, 1999.

(e) Registration Statement on Form S-8 of Risk Capital Holdings, Inc. (No. 33-99974), as filed with the SEC on December 4, 1995.

ITEM 9.  UNDERTAKINGS

         We hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by us pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or person controlling us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwich, State of Connecticut on August 30, 1999.

                               RISK CAPITAL HOLDINGS, INC.



                               By: /s/ Mark D. Mosca
                                   ----------------------------------
                               Name:    Mark D. Mosca
                               Title:   President and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark D. Mosca, Paul J. Malvasio and Peter A. Appel, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement of Risk Capital Holdings, Inc. on Form S-8, including one or more amendments to such Form S-8, which amendments may make such changes as such person deems appropriate, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                            Title                              Date


/s/ Mark D. Mosca                                    President, Chief Executive         August 30, 1999
---------------------------                          Officer and  Director
       Mark D. Mosca                                 (Principal Executive
                                                     Officer)


/s/ Paul J. Malvasio                                 Managing Director,                 August 30, 1999
---------------------------                          Chief Financial
       Paul J. Malvasio                              Officer and Treasurer
                                                     (Principal Financial and
                                                     Accounting Officer)


Signature                                            Title                              Date


/s/ Robert Clements                                  Chairman, Director                 August 30, 1999
-----------------------------
     Robert Clements


/s/ Michael P. Esposito, Jr.                         Director                           August 30, 1999
-----------------------------
     Michael P. Esposito, Jr.


/s/ Stephen Friedman                                 Director                           August 30, 1999
-----------------------------
     Stephen Friedman


/s/ Lewis L. Glucksman                               Director                           August 30, 1999
-----------------------------
     Lewis L. Glucksman


/s/ Ian R. Heap                                      Director                           August 30, 1999
-----------------------------
     Ian R. Heap


/s/ Thomas V. A. Kelsey                              Director                           August 30, 1999
-----------------------------
     Thomas V. A. Kelsey


/s/ Robert F. Works                                  Director                           August 30, 1999
-----------------------------
     Robert F. Works


/s/ Philip L. Wroughton                              Director                           August 30, 1999
-----------------------------
     Philip L. Wroughton


                                  EXHIBIT INDEX


EXHIBIT
NUMBER          DESCRIPTION
3.1             Amended and Restated Certificate of Incorporation of Risk Capital Holdings, Inc.(a)
3.2             Amended and Restated Bylaws of Risk Capital Holdings, Inc.(b)
4.1             Specimen Common Stock Certificate(a)
4.2.1           Class A Common Stock Purchase Warrants issued to Marsh & McLennan Risk Capital Holdings, Ltd. on
                September 19, 1995(b) and September 28, 1995(c)
4.2.2           Class A Common Stock Purchase Warrants issued to The Trident Partnership, L.P. on September 19,
                1995(b) and September 28, 1995(c)
4.2.3           Class A Common Stock Purchase Warrants issued to Taracay Investors on September 19, 1995(b) and
                September 28, 1995(c)
4.3             Class B Common Stock Purchase Warrants issued to Marsh & McLennan Risk Capital Holdings, Ltd. on
                September 19, 1995(b) and September 28, 1995(c)
5               Opinion of Cahill Gordon & Reindel regarding the legality of the securities
10.1            Risk Capital Holdings, Inc. 1999 Long Term Incentive and Share Award Plan(d)
10.2.1          Risk Capital Holdings, Inc. 1995 Long Term Incentive and Share Award Plan
                (the "1995 Stock Plan")(b)
10.2.2          First Amendment to the 1995 Stock Plan(c)
10.3            Risk Capital Holdings, Inc. 1995 Employee Stock Purchase Plan(e)
23.1            Consent of Cahill Gordon & Reindel (included in Exhibit 5)
23.2            Consent of PricewaterhouseCoopers LLP
24              Power of Attorney (included in signature pages)

------------------------

(a) Incorporated by reference to Amendment No. 3 to the Registration Statement of Risk Capital Holdings, Inc. on Form S-1 (No. 33-94184), as filed with the SEC on August 11, 1995.

(b) Incorporated by reference to the Annual Report on Form 10-K of Risk Capital Holdings, Inc. for the year ended December 31, 1995, as filed with the SEC on March 30, 1996.

(c) Incorporated by reference to the Annual Report on Form 10-K of Risk Capital Holdings, Inc. for the year ended December 31, 1996, as filed with the SEC on March 31, 1997.

(d) Incorporated by reference to the Proxy Statement of Risk Capital Holdings, Inc. relating to its annual meeting of stockholders held on May 11, 1999, as filed with the SEC on April 4, 1999.

(e) Registration Statement on Form S-8 of Risk Capital Holdings, Inc. (No. 33-99974), as filed with the SEC on December 4, 1995.